Exhibit 17.1

                                THOMAS J. MENNING
                         11380 S. VIRGINIA STREET #2011
                                 RENO, NV 89511
                                 (775) 287-1664
                            EMAIL: MENNINGJR@AOL.COM


OCTOBER 16, 2014

FIRST AMERICAN SILVER CORP.
11380 S. VIRGINIA STREET #2011
RENO, NV 89511

RE: RESIGNATION

THIS LETTER IS TO INFORM THE SHAREHOLDERS OF FIRST AMERICAN SILVER CORP. (FASV) THAT THOMAS J. MENNING FOR PERSONAL AND MEDICAL REASONS WILL RESIGN FROM THE POSITIONS OF CHAIRMAN OF THE BOARD. CHIEF EXECUTIVE OFFICER AND ALL OTHER POSITIONS EFFECTIVE NOVEMBER 1, 2014.

RESPECTFULLY,


/s/ Thomas J. Menning
------------------------------
THOMAS J. MENNING


State of Nevada
County of Washoe

On October 20, 2014, Thomas J. Menning appeared before me and signed the above resignation letter and know him to be the signer.


/s/ Janet R. McAlpine
---------------------------------                           [SEAL]
Notary Public
My commission expires May 22, 2015